EXHIBIT 99.1

Transcript of Sun Hydraulics

First Quarter 2008 Earnings Conference Call

May 7, 2008

Participants

Rich Arter, Investor Relations

Tricia Fulton, Chief Financial Officer

Dennis Tichio, Corporate Finance

Presentation

Operator

Greetings, ladies and gentlemen, and welcome to the Sun Hydraulics First Quarter 2008 Earnings Conference Call. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star-zero on your telephone keypad. As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Mr. Rich Arter, Investor Relations Spokesperson for Sun Hydraulics. Thank you. You may begin.

Rich Arter—Sun Hydraulics—Investor Relations

Thank you, Joe. Good afternoon. Thank you for joining us today. Participating in today’s call are Sun’s Chief Financial Officer, Tricia Fulton, and Dennis Tichio of our Corporate Finance group. Allen Carlson is traveling in Europe today, or this week, actually, and will not be able to participate in the call. Please be aware that any statements made in today’s presentation that are not historical facts are considered forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. For more information on forward-looking statements, please see yesterday’s press release. We’re going to take questions once we have completed our prepared remarks. It is now my pleasure to introduce Tricia Fulton.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Good afternoon. The first quarter was very busy, as our results indicate. Revenues overall were up 20 percent compared to 2007, and all geographic markets showed significant increases. Sales to Asia Pacific were most significant, up 41 percent over last year. Sales to Europe and North America were strong as well, up 20 percent and 11 percent. We expect all markets to remain busy throughout the second quarter. We are frequently asked what’s driving the increase in our business, which now covers five years of double-digit growth. We have consistently stated that our performance is due, in large part, to five things: service and delivery reliability, electrically actuated and other new cartridge products, integrated packages, our global presence, and the Sun website. While these remain our success drivers, I think it is important to point out that Sun’s products are enabling devices. They allow machinery designers to do things in different ways. The breadth and scope of Sun’s product line, both in terms of different sizes and functions, provides designers with a large arsenal of potential solutions. Ultimately, we believe this is instrumental to our global market share increase. I would like to conclude by talking a little bit about the announcement of a share distribution in yesterday’s press release. This concept of sharing between Sun employees and shareholders and the company’s success is consistent with Sun’s history and culture. We’ve always been able to attract top talent, and Sun’s workforce is loyal and dedicated to satisfying our customers. On the shareholder side, we believe we have been able to attract quality investors interested in Sun’s long-term sustainable success. For us, it’s very natural to unite these two constituencies with the share distribution. Dennis will now comment on the details of the quarter before we take questions.

Dennis Tichio—Sun Hydraulics—Corporate Finance

Thanks, Tricia. All comparisons will be to the same period last year. As Tricia mentioned, sales were up 20 percent, 49 million, as international growth continued in the first quarter, coupled with a rebound in North American sales. Foreign currency fluctuations accounted for 1.5 of sales, or 750,000. Net income rose 33 percent to 7.7 million. Basic and diluted earnings per share were 46 cents, an increase of 31 percent. The ESOP contribution had an impact of approximately three cents per share on first quarter earnings, which was partially offset by proceeds from an insurance claim equal to approximately one cent per share. Neither of these items was included in the Q1 forecast given on March 4th. Gross profit increased 23 percent to 17 million. Gross profit as a percentage of sales continued to be strong, up a point to 35 percent. Margin increases were achieved through productivity gains, absorption of fixed overhead costs, and a price increase in January 2008, which contributed approximately 1 percent to sales. Additionally, our German operation had lower material costs due to purchases made in US dollars. These improvements were partially offset by increases in pension expense related to the additional ESOP contribution, and group health insurance. SG&A increased 700,000 to six million. The increase was driven primarily by compensation and fringe benefit costs, including pension expense and group health insurance. Our effective tax rate was 32.9 percent compared to 34.4 percent. The lower rate was due to the decreased statutory tax rate in our German operation of 9 percent. We expect that this tax rate will remain steady throughout the year. Net cash from operations was 7.4 million, up 200,000 from last year. The increase was due to higher net income of 1.9 million offset by working capital changes. Day sales outstanding were 46, and inventory turns were 10.6. The increase in DSO is due to a higher percentage of international sales, coupled with a large sales month in March, which will be collected in Q2. Capital expenditures for the quarter were 2.4 million, and our estimate for the year is $13 million. First quarter purchases were primarily for new machinery and equipment in the US. A quarterly cash dividend of nine cents a share was declared in the first quarter and paid in April. The additional share distribution dividend of nine cents announced yesterday will be paid at the end of May. Second quarter demand is expected to remain strong. Sales are estimated to be approximately 51 million, and earnings per share are estimated to be in the range of 50 to 52 cents. This represents an increase of approximately 18 percent in sales and 42 percent in earnings per share over last year. Thank you. We will now open the call for Q&A. Rich?

Rich Arter—Sun Hydraulics—Investor Relations

Okay. Joe, could we take our first question from the dial-in people?

Operator

Thank you. Ladies and gentlemen, we will now be conducting a question and answer session. If you would like to ask a question, please press star-one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star-two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. Our first question is from Chris Weltzer with Robert W. Baird. Please go ahead with your question.

Chris Weltzer—Robert W. Baird

Good afternoon, guys.

Unidentified People:

Hey, Chris.

Chris Weltzer—Robert W. Baird

Great quarter. Question on steel costs. Given the run-up we’ve seen, have you seen suppliers start to push through price increases, or maybe put in place surcharges? And then, sort of relatedly, any plans for any midyear price increases?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Year to date, we have not seen many materials cost increases for our purchase parts, which make up 98 percent of the total parts that we use. However, we continue to look for productivity improvements that we can make along the way to offset any variable cost that will continue to rise, including materials. We currently have no plans for a price increase. It has not been discussed at this point.

Chris Weltzer—Robert W. Baird

Actually, can you just remind us about what percent of COGS this material costs?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Thirty-five to 37 percent.

Chris Weltzer—Robert W. Baird

Okay, thank you. And I just want to double-check and make sure 100 percent I understand the dividend issue. The nine cents per share shared distribution dividend is in addition to your normal nine cent per share quarterly dividend?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Yes.

Chris Weltzer—Robert W. Baird

Okay. And then, quick sort of detail question. The ESOP contribution costs, are those all in the 1Q, or all to be further costs in the 2Q?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

They’re all in Q1 at this point for the additional ESOP contribution that was announced yesterday.

Chris Weltzer—Robert W. Baird

Got you. And then, last one, and I’ll hop back in queue. Can you just give us an update on what you saw in the way of order trends, maybe in April and early May, and if there’s any—you know, any full difference international versus domestic?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

The order trends that we have seen in April are consistent with what we saw in the first quarter. We are not seeing too much change in the distribution between US and foreign, although there may be a little bit of an up-tick in the foreign over the US domestic that we saw in the first quarter, which was unusually high.

Chris Weltzer—Robert W. Baird

Got you. Thank you.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Um-hmm.

Operator

The next question is from Brian Rafn with Morgan Dempsey. Please go ahead with your question.

Brian Rafn—Morgan Dempsey

Good afternoon, everybody.

Group

Hello, Brian.

Brian Rafn—Morgan Dempsey

Question for you. You talked about a price increase, I think you said of 1 percent in January, and then you said, I think, 1.5 percent foreign currency translation. Would the net of the top line sales be, then, unit volume and mix?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Yes.

Brian Rafn—Morgan Dempsey

Okay. Okay. Your CapEx funding for this year will be, for the budget?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We’re estimating 13 million for CapEx for the year. We spent two and a half million in the first quarter. That’s primarily for machinery and equipment, primarily in the US.

Brian Rafn—Morgan Dempsey

Okay. Specifically, the type of tooling you put in for a specific line, can you give us some color as to what you’re buying?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We’re buying a lot of different types of machinery. C&C type machinery—.

Brian Rafn—Morgan Dempsey

—Um-hmm—.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—Grinders, honing, it’s across the board, pretty much.

Brian Rafn—Morgan Dempsey

Okay—.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—Anything that we can increase capacity—.

Brian Rafn—Morgan Dempsey

—Right, and I guess that’s the issue. Are you looking at capacity issues volume-wise, or is it throughput, rigidity? I mean, I get a sense of efficiency, I mean, or is it both?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

When we look at capacity, we really look more at where we have constraints within our shop system and where we’re being held up being able to get products out the door. We have a few areas that were identified toward the end of last year that are, you know, being fixed at this point with the new machinery that’s being ordered, and it’s really not any different than what we’ve been doing in the past—.

Brian Rafn—Morgan Dempsey

—Sure—.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—With regard to capacity.

Brian Rafn—Morgan Dempsey

Sure. Trish, how many shifts are you guys running now?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We’re running the same shifts that we were at the end of 2007. We have two 10-hour shifts that run primarily, but, in addition to that, we have some departments that run better on five eight-hour shifts. And we also have a weekend shift, where they work 12 hours Friday, Saturday and Sunday, so that we can utilize and maximize the capacity of the equipment by using it throughout the weekend.

Brian Rafn—Morgan Dempsey

Is the weekend, Trish, kind of a flex thing, depending on where you are constraint-wise in production or timing?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

It really is focused more on a departmental basis, where we know that we have constraints.

Brian Rafn—Morgan Dempsey

Okay. Anything on overtime as far as—?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—We’re working approximately eight hours a week overtime, between five and 10. Most people are working 40 to 50 hours a week.

Brian Rafn—Morgan Dempsey

Forty to 50, okay. Anything as far as head count, hirings, training, anything staffing-wise?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We’re still hiring. In this area, there have been a lot of manufacturing companies that have shut down or laid people off, and we’re seeing very qualified people come through the door. And it’s always been our policy, if we have someone that is a qualified person, you know, we go ahead and hire them at that point. We are still doing hiring. We obviously have natural attrition, and with, you know, our sales volume the way it is, we can use the help. But, our overall headcounts are staying fairly steady, and have been for the last three to four months.

Brian Rafn—Morgan Dempsey

Okay. And then on the electronic actuated, those cartridges are doing trend to budget, better, less than? Can you give us a sense, seasonally, what they’re doing for the first quarter?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We don’t budget like that. We forecast on a much more high level than looking—especially down to the product line level. We really only look at operational units when we’re doing our forecasting.

Brian Rafn—Morgan Dempsey

Um-hmm.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

But, yes, the electrically actuated products are ramping up at this point. If you’ll remember, our definition of new products are anything that was introduced in the last five years, and those still fall into that category, so they’re still in the process of being ramped up to what the maximum production would be on those, or the maximum—.

Brian Rafn—Morgan Dempsey

—Sure—.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—Demand for them would be. But, we’re definitely seeing increases there, as they’re beginning to be put into systems that are pulling through a lot of other cartridges with them. They’re one of the enabling devices that I talked about in the scripted part in the beginning, that, you know, they’re pulling through other items with them because they now enable us to be able to complete full systems.

Brian Rafn—Morgan Dempsey

Okay. Could you get a sense—I used to twist Dick Dobbins’ arm on what percentage of sales would be derived from new products, say in that—within five years. Have you guys ever followed up on that, or ever done a calculation?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Yes, we do follow that, and it ranges anywhere from 15 to 20 percent pretty consistently every month for those products that fall into the category of being introduced in the last five years.

Brian Rafn—Morgan Dempsey

Okay. And then, one final one. On integrated packages, any—Trish, any trend differences, you know, the first quarter versus the first quarter year-over-year, or is there any seasonality to that? Or as a—?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

—There’s really no seasonality to it that we’ve seen. They continue to be up over the prior period, period-over-period, and that’s consistent, you know, with Q1 over what we saw throughout 2007 as well. They’re about 20 percent of our business at this point.

Brian Rafn—Morgan Dempsey

Okay. And has that, Tricia, been 20 percent for the last couple of years, or is it 20 up from 17 last year and 15 the year before? I’m just getting a sense of what the delta is on the mix.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

I—the 20 percent is an increase over what we saw last year, but it’s small, like what you’re talking, maybe a percent or two each year.

Brian Rafn—Morgan Dempsey

Okay, okay. Real good job. I’ll get back in queue. Thanks.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Thank you.

Rich Arter—Sun Hydraulics—Investor Relations

Thank you.

Operator

Our next question is from Joe Mondello with Sidoti and Company. Please go ahead with your question.

Joe Mondello—Sidoti and Company

Hey, guys.

Unidentified People:

Hello, Joe.

Joe Mondello—Sidoti and Company

I just got one question. Could you just talk a little bit about the High Country Tech technology and what the status is on that, and when it’s going to be introduced into the product line, and when it’s going to affect the—or hit the financial statements?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

At this point, High Country Tech is still running as its own separate company. We are learning about them. They are learning about us. They were here last week to sort of, you know, have the engineering minds at work meet to see where we can make some synergies work. They will continue to operate on their own. It will not be something that’s sold through Sun Hydraulics. Our customers will go to them directly. Our distributors and our customers and other customers as well will go to HCT separately from Sun. We’re not ever going to be a sales outlet for that at this point. As far as the financial statements go, they are still an equity method combination, so there really is no material effect to the financial statements from HCT at this point.

Joe Mondello—Sidoti and Company

Okay. Thanks a lot, guys.

Unidentified People:

Thank you.

Operator

As a reminder, if you’d like to ask a question, please press star-one on your telephone keypad. The next question is from James Carnett with Fredric E. Russell Management. Please go ahead with your question.

James Carnett—Fredric E. Russell Management

Good afternoon. Thanks for taking my call.

Rich Arter—Sun Hydraulics—Investor Relations

Hello, James.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Thank you.

James Carnett—Fredric E. Russell Management

I just wanted to know, what’s the one thing or two things that Sun Hydraulic is doing that’s keeping you guys on top? In other words, as we look forward, what’s—do you think—is the main thing that’s giving you a competitive advantage in the marketplace?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We have our five points that I talked about earlier that really are driving the growth. I think the most significant of those has been our delivery reliability over the last, you know, five years. We have many competitors who are not able to deliver, and, because we can, we have had opportunities that they could not participate in because of timing of delivery of products. And I would say that that’s probably the most important. But you’ve also heard a few questions today about the electrically actuated products, and what they do is allow us to bid on complete systems that, in the past, we were not able to bid on because we did not have those products available. So, we may have sold them the other cartridges for that system, but we didn’t sell the complete system. And now we’re able to do that, so we’re seeing a little bit different customer base.

James Carnett—Fredric E. Russell Management

Okay, thank you very much.

Operator

The next question is from Chris Weltzer with Robert W. Baird. Please go ahead with your question.

Chris Weltzer—Robert W. Baird

Hello again.

Rich Arter—Sun Hydraulics—Investor Relations

Hey, Chris.

Chris Weltzer—Robert W. Baird

Just a question about the—you know, the rebound in the growth rates in North America. It’s a little surprising to me, given the, you know, deteriorating economic situation. Can you give me—you know, give us a little color there? Were there any unusually large orders or new customers, or anything like that that influenced the comparison?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

There was nothing specific that we saw, and we were a little bit surprised by it as well, being up as much as it was. We have not seen it be quite as high in April as it was in Q1. We’re still seeing growth in that area, however, over what we saw last year, but not as high as we saw in Q1. But, there’s nothing specific that we can point to as far as a customer or an order that led that number to be higher. Because of the diversity of our customer base, we don’t tend to be one big order come through that really has a lot of effect on performance within a quarter.

Chris Weltzer—Robert W. Baird

Got you. That’s very helpful. And then, I’m just wondering—it’s been, you know, several quarters now—wondering if you could give us an update on where you guys are on your efforts to enter the Indian market.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Yes, we have a salesperson now in India, as we announced, I believe, last September. At this point, we’re planting seeds there and looking at what the long-term proposition of the market opportunities in India will be for us. We’re having some good leads come out of that at this point, and we expect that that will continue to see where—what those opportunities are in that emerging market for us.

Chris Weltzer—Robert W. Baird

Got you. And then, just a really quick technical question. It looks like the interest income and miscellaneous income numbers from the first quarter of ‘07 may have been—the allocation may have been changed between what goes in which number. Could you just clarify that a little bit?

Dennis Tichio—Sun Hydraulics—Corporate Finance

Yeah. Hey, Chris, this is Dennis. Interest income is now being reported net, whereas in the past—in ‘07 it was interest expense on that line item, and the interest income piece was sitting down in miscellaneous income. Now, we’re reporting interest on a net basis, which is a—interest income for both ‘07 and ‘08.

Chris Weltzer—Robert W. Baird

Got you. Thank you very much, guys.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Thank you.

Operator

Our next question is from Brian Rafn with Morgan Dempsey. Please state your question.

Brian Rafn—Morgan Dempsey

Question on the—you guys talked in your five points—service and delivery. Trish, do you have a measurement as to what orders are delivered on time within the customers’ parameters? You know, 91 percent, 93? I’m just getting a sense as to what the track was for the first quarter.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We measured delivery within seven days of the request date, and we’re sitting at about 98 percent.

Brian Rafn—Morgan Dempsey

Ninety-eight percent, okay. Alan spoke, and somebody queried him last—I think it was last quarter, talking about orders that are, you know, 911, we need it now, there’s a different price differential. Do you guys track the mix of those, you know, higher premium, higher dollar rush orders in any one quarter, and can you give a sense as to what this quarter was, vis-à-vis, you know, year over year or last year?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We actually track those on a weekly basis, looking at what expedites were pulled into that week at the customer’s request, and those range anywhere from 10 to 20 percent of the orders that fall into that week. And, you know, there’s probably a 10 to 15 or—around a 15 percent price premium that’s paid for those expedited orders.

Brian Rafn—Morgan Dempsey

Okay. And you’re not seeing any difference in those expedited orders in the first quarter versus—we’re trying to get a sense as to what the depth of the strength of the market is.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

You know, overall, no, we did not see a big difference in Q1. However, we did see the end of March—the last couple weeks of March had an inordinate number of expedites.

Brian Rafn—Morgan Dempsey

Okay, okay. I asked this before. You have certainly a fragmented end-market. Are you getting any sense of anecdotal conversations or anything that we’re seeing more demand from your wholesale distributors from agriculture or construction equipment versus automotive? Do you get any sense—and I know you guys have said that—that’s—there’s not a lot of transparency there.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Yeah, you’re right. There isn’t a lot. And because we sell through distribution, we really just can’t see—don’t have a lot of visibility on the end market. Clearly, all of the resource and energy industries are busy. We all hear that. We hear it from our distributors. But, we can’t point to any specific customer or sectors that really have led to any of our specific growth.

Brian Rafn—Morgan Dempsey

Okay.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

And because our customer base is very diversified, you know, going into a lot of different capital goods, there’s really no one industry that’s a very large percentage of our business.

Brian Rafn—Morgan Dempsey

Right, okay. On the oil and gas side, relative to utilities for your factory on Sarasota, can you get a sense as—because you mentioned that the delta change in—for cold roll steel and iron ductile and iron castings, and that hasn’t changed that dramatically in the first quarter. Have you had an impact in your utility side?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Not that we’ve noticed.

Brian Rafn—Morgan Dempsey

Not that you’ve—okay. Healthcare benefits for the year, refresh my memory. Do you guys self-insure with an umbrella, or do you have an insurance carrier?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

We’re self-insured for health insurance. We obviously have re-insurance above a specific point on individual claims and on the aggregate basis to protect us on the upside. But, for the most part, we’re self-funded.

Brian Rafn—Morgan Dempsey

Okay. Do you guys have any type of premium co-pay for your employees, or does the company pay everything?

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

The company pays everything.

Brian Rafn—Morgan Dempsey

That’s very nice. I hope—that’s superb. Thank you again.

Tricia Fulton—Sun Hydraulics—Chief Financial Officer

Thank you.

Operator

At this time, I’m showing no further questions in queue. I’d like to turn the call back to management for closing remarks.

Rich Arter—Sun Hydraulics—Investor Relations

Thanks, Joe. We’d like to thank everybody for joining us on the call today, and we look forward to talking with you next quarter. Thank you.

Operator

Ladies and gentlemen, this does conclude the teleconference. You may disconnect your lines at this time. Thank you for your participation.